Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contacts: Superior Offshore International Roger Burks, CFO roger.burks@superioroffshore.com 713-910-1875

DRG&E Ken Dennard / ksdennard@drg-e.com Anne Pearson / apearson@drg-e.com 713-529-6600
Superior Offshore International Reports
Second Quarter 2007 Preliminary Results
Provides Full-Year Revenue Guidance
HOUSTON — August 14, 2007 — Superior Offshore International, Inc. (NASDAQ: DEEP), a leading provider of subsea construction and commercial diving services to the oil and gas industry, today reported preliminary results for the second quarter and six months ended June 30, 2007.
     Superior Offshore reported total revenues of $41.9 million for the second quarter of 2007, compared with revenues of $60.6 million in the prior year’s second quarter. The Company reported a net loss of $10.8 million, or $0.50 per share, in the second quarter of 2007, compared with net income of $12.1 million, or $0.82 per diluted share, in the second quarter of 2006.
     EBITDA (earnings before interest, income taxes and depreciation and amortization), which is a non-GAAP financial measure, was a negative $11.7 million in the second quarter of 2007, compared with a positive $19.5 million in the second quarter of 2006. A reconciliation of EBITDA with the Company’s net income (loss) and net cash provided by operating activities is found at the end of this news release.
     Second quarter 2007 revenues were impacted by the continued dry-docking and significant upgrades to the Company’s dynamically positioned (DP) Superior Endeavour as previously disclosed in the Company’s first quarter 10-Q. The Endeavour is currently projected to return to service by the end of August. Four-point surface diving vessel utilization and dayrates were significantly lower in the second quarter of 2007 as compared to the second quarter of 2006 because of decreased demand in the Gulf of Mexico.

     Net results for the latest quarter included a $3.9 million pretax charge, or $0.18 per share, for the early extinguishment of debt. Compared with the year-ago quarter, net results were also impacted by expenses related to the Company’s initial public offering, the relocation of its corporate headquarters to Houston and various costs related to being a public company, including Sarbanes-Oxley compliance and stock-based compensation expenses.
     In the third quarter of 2007, the Company has placed into service the Gulmar Condor, chartered two additional DP II vessels in response to increased demand for deep water vessels and placed into service one anchored subsea construction barge. The Seamec III, the Gulmar Condor and the Crossmar 14 have been deployed in Trinidad.
     “Over the past few months, we have been transforming Superior Offshore from a shallow water Gulf of Mexico contractor into an international and deepwater subsea construction and services company,” said James J. Mermis, Superior Offshore’s president and chief executive officer. “While second quarter results were clearly disappointing, these changes have created strong opportunities for revenue and margin growth.
     “We expect a strong finish to 2007, based on our current book of business, approximately two-thirds of which is international and deepwater work and non-hurricane related,” said Mermis. “We now have the largest backlog of work the Company has ever had, which solidifies our commitment to international and deepwater work outside the U.S. Gulf of Mexico.
     “In Trinidad, where we began working in June under the largest contract in our history, the customer is contracting the Seamec III, the Gulmar Condor and the Crossmar 14. The Gulmar Falcon is scheduled to return to work in September, and our client in Trinidad has taken a first right of refusal on her. Given the scope of work on these Trinidad projects and interest expressed from other E&P companies in Trinidad, we expect to establish a permanent presence in the region to serve ongoing demand,” Mermis said.
     “We are also in the process of establishing an office in the United Arab Emirates and a subsidiary in Qatar. We are also focusing on business development in West Africa and the Middle East to leverage our existing client relationships as well as our South African-based subsidiary’s marketing and operational platform in these highly opportunistic areas.”
Year-to-Date Results
     For the six months ended June 30, 2007, Superior Offshore International reported a loss of $4.6 million, or $0.25 per share, on revenues of $96.2 million. First half 2007 results also were impacted by the $0.21 per share charge for early extinguishment of debt. This compares with net income of $24.0 million, or $1.62 per diluted share, on revenues of $110.0 million for the first six months of 2006.

Fleet Update
•	The Superior Endeavour, a DP II vessel, is expected to return to service by the end of August and will immediately go to work in the Gulf of Mexico.

•	The Gulmar Condor, a DP II vessel, is presently in Trinidad on hire, with installation of a saturation diving system and work class remotely operated vehicle (ROV) in progress.

•	The Seamec III, a DP II vessel, is on hire in Trinidad.

•	The Adams Surveyor, a DP II vessel, is currently on hire providing deepwater ROV services in the Gulf of Mexico.

•	The Gulmar Falcon, a DP II vessel, is in dry dock but is expected to return to service in early September. She is on a right of first refusal to work in Trinidad.

•	The Toisa Puma, a DP II vessel, is expected to go to work performing ROV support in the Gulf of Mexico following acceptance of delivery by Superior.

•	The Crossmar 14, an anchored subsea construction barge, is currently on hire in Trinidad.

•	The Gulf Diver III, V and VI four-point surface diving vessels, are allocated to working in the Gulf of Mexico.
2007 Revenue Outlook
     Based on our current estimates, the timing of project work and current market conditions, we project that full-year 2007 revenue will range between $265 million and $285 million. These projections constitute forward-looking statements and are subject to substantial risks and uncertainties. Actual future results could differ materially from these projections as a result of a number of factors, including, but not limited to, possible shipyard delays, project delays and adverse weather conditions in the Gulf of Mexico as well as the other factors described in the prospectus for our initial public offering.
Update on Form 10-Q filing for the period ended June 30, 2007
     In late July 2007, the Company determined that it was the tax withholding agent for a vessel owned by a foreign corporation operated in U.S. waters in 2004 and 2005. The charter agreement stipulates that the vessel owner is responsible for payment of taxes. The Company is required by law to withhold taxes with respect to payments made to the vessel owner, which should have been done as payments were made in 2004 and 2005. The amount that should have been withheld, including interest, is approximately $980,000, which the Company will attempt to collect from the owner of the vessel.

Because collection of this amount cannot be assured, the Company has recorded the total amount in cost of revenues in the second quarter of 2007 as reflected in this news release. Our external auditors are reviewing this matter and have not been able to complete their analysis, but expect to do so in the near future. Accordingly, the Company will file a Form 12b-25 to automatically extend the deadline for timely filing of its Form 10-Q to August 20, 2007.
Conference Call
     Superior Offshore’s management team will hold a conference call on Wednesday, August 15, 2007 at 9:00 a.m. Eastern Time. To participate in the call, dial (303) 262-2125 at least 10 minutes early and ask for the Superior Offshore conference call. To listen to the live call on the internet, visit Superior Offshore’s web site at least 15 minutes early to register and download any necessary audio software. A telephonic replay will be available through August 22, 2007 by calling (303) 590-3000 and using the pass code 11093476#. An archive of the web cast will be available for 60 days on the “Investor Relations” section of the Company’s web site at www.superioroffshore.com.
About Superior Offshore International, Inc.
     Superior Offshore International, Inc. is a leading provider of subsea construction, commercial diving and remotely operated vehicle (ROV) services to the offshore oil and gas industry, serving operators, transmission companies and international subsea contractors, both internationally and in the Gulf of Mexico. Construction services include installation, upgrading and decommissioning of pipelines and production infrastructure. Commercial diving services include inspection, maintenance and repair services and support services for subsea construction and salvage operations. The Company also operates a construction/fabrication division. Superior Offshore operates a fleet of 11 service vessels and provides ROVs and saturation diving systems for deep water and harsh environment operations.
     Certain statements contained in this news release are forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include information concerning our possible or assumed future business and financial performance and results of operations, including statements regarding projected 2007 revenues; expected drydocking schedules and the dates vessels and equipment will be placed in service; expectations regarding demand for our services, operating revenues and other matters with regard to the outlook of our business and industry; our strategy, including the expansion and growth of our operations; and our plans, expectations and any effects of expanding our deepwater capabilities and pursuing international growth opportunities. We have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Although it is not possible to identify all factors, we continue to face many risks and uncertainties. Some of the factors that could cause actual future results to differ materially are described under the caption “Risk Factors” in our Prospectus, dated April 19, 2007 and filed with the Securities and Exchange Commission on April 20, 2007, which may be obtained by visiting the Investor Relations section of our website under “Financial Information” at www.superioroffshore.com or from the SEC’s website at www.sec.gov.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,
	2007	2006
Revenues
Diving services, net	$40,753,055	$56,263,620
Fabrication	1,153,768	4,281,296
Other	—	78,666

	41,906,823	60,623,582

Costs of revenues (excluding depreciation and amortization)	35,252,808	33,120,247
Selling, general and administrative	18,319,552	8,022,269
Depreciation and amortization	1,222,176	724,037

Income (loss) from operations	(12,887,713)	18,757,029
Interest income, net	(352,886)	(3,492)
Loss on extinguishment of debt	3,850,654	—

Income (loss) before income taxes	(16,385,481)	18,760,521
Provision (benefit) for income taxes	(5,598,043)	6,632,070

Net income (loss)	$(10,787,438)	$12,128,451

Earnings (loss) per share:
Basic	$(0.50)	$0.82
Diluted	$(0.50)	$0.82

Weighted average shares outstanding:
Basic	21,598,572	14,836,667
Diluted	21,598,572	14,836,667
See accompanying notes to condensed consolidated financial statements.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Revenues
Diving services, net	$93,220,234	$102,059,671
Fabrication	3,020,897	7,782,245
Other	—	153,336

	96,241,131	109,995,252

Costs of revenues (excluding depreciation and amortization)	68,347,307	57,005,413
Selling, general and administrative	29,379,234	14,108,480
Depreciation and amortization	2,392,286	1,455,420

Income (loss) from operations	(3,877,696)	37,425,939
Interest expense (income), net	(578,298)	331,661
Loss on extinguishment of debt	3,850,654	—

Income (loss) before income taxes	(7,150,052)	37,094,278
Provision (benefit) for income taxes	(2,547,942)	13,048,885

Net income (loss)	$(4,602,110)	$24,045,393

Earnings (loss) per share:
Basic	$(0.25)	$1.62
Diluted	$(0.25)	$1.62

Weighted average shares outstanding:
Basic	18,236,299	14,836,667
Diluted	18,236,299	14,836,667
See accompanying notes to condensed consolidated financial statements.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,547,755	$2,556,068
Accounts receivable, net of allowance for doubtful accounts of $945,286 and $1,084,453, respectively	33,417,085	38,452,431
Unbilled receivables	6,174,018	17,258,245
Inventory	900,376	693,432
Prepaid Expenses	5,323,028	2,194,495
Deferred tax assets	5,798,212	486,629
Other current assets	1,548,411	702,999

Total current assets	54,708,885	62,344,299

Property and equipment, at cost:	160,163,205	75,631,856
Less accumulated depreciation	(8,551,320)	(6,279,126)

Net property and equipment	151,611,885	69,352,730

Other assets:
Restricted cash	15,612,108	4,813,662
Other assets	11,338,795	6,301,527

Total assets	$233,271,673	$142,812,218

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,433,194	$31,250,286
Accrued expenses	7,832,400	9,743,789
Line of credit	—	4,218,470
Notes payable, current portion	3,701,630	3,608,132
Other current liabilities	1,211,250	14,676,510

Total current liabilities	35,178,474	63,497,187
Notes payable, net of current portion	25,431,676	9,759,385
Line of credit	13,146,719	—
Deferred income taxes	7,857,159	5,007,363

Total liabilities	81,614,028	78,263,935

Commitments and contingencies
Stockholders’ equity:
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 25,765,001 and 14,836,667 shares issued and outstanding at June 2007 and December 2006, respectively	257,650	148,367
Preferred Stock, par value $0.01 per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	120,236,334	—
Accumulated other comprehensive income	690,811	894,956
Retained earnings	30,472,850	63,504,960

Total stockholders’ equity	151,657,645	64,548,283

Total liabilities and stockholders’ equity	$233,271,673	$142,812,218

See accompanying notes to condensed consolidated financial statements.

The following table sets forth key indicators and performance metrics for our business:

	2006				2007
	Q1	Q2	Q3	Q4	Q1	Q2
Number of vessels (as of end of period) (1)	6	7	7	8	9	9
Number of vessel revenue days (2):
Owned and long-term charter	236	363	330	380	196	234
Short-term charter	521	291	247	318	408	128

Total vessel revenue days	757	654	577	698	604	362

Vessel utilization (3)	91%	93%	85%	88%	45%	51%

U.S. natural gas prices (4)	$9.04	$8.81	$8.49	$7.86	$7.98	$8.63
NYMEX crude oil prices (5)	$66.20	$73.29	$73.74	$64.70	$61.87	$68.72

(1)	The number of vessels as of the end of each period represents our DP and four-point vessels owned or under long-term charter. Vessels acquired are treated as added to our fleet as of the date we purchased the vessel. Vessels under long-term charter are treated as part of our fleet during the term of the charter. We define long-term charters as charters of six months or longer. Our method of computation of number of vessels may or may not be comparable to other similarly titled measures of other companies. The number of vessels for the first and second quarters of 2006 includes our ownership of the Gulf Diver IV and the Gulf Diver VI, which were owned but not in service during those periods. The number of vessels for the third and fourth quarters of 2006 includes our ownership of the Gulf Diver IV, which was owned but not in service during those periods, and our charter of the American Salvor, which was under long-term charter but not in service during those periods. The number of vessels for the fourth quarter of 2006 and the first and second quarters of 2007 also includes our charter of the Gulmar Condor, which was under long-term charter but not in service during those periods. The number of vessels for the second quarter of 2007 also includes our ownership of the Superior Endeavour, which was owned but not in service during that period.

(2)	The number of vessel revenue days is the total number of days the vessels generated revenue. Our method of computation of number of vessel revenue days may or may not be comparable to other similarly titled measures of other companies.

(3)	Average vessel utilization is calculated by dividing the total number of days our owned or long-term chartered vessels generated revenues by the total number of days the vessels were available for service in each period and does not reflect days during the period between the dates vessels were acquired and initially placed in service and days vessels were in drydock for regulatory-related inspections and maintenance. Our method of computation of vessel utilization may or may not be comparable to other similarly titled measures of other companies.

(4)	Quarterly average of the Henry Hub natural gas 12-month strip futures price (dollars per Mmbtu).

(5)	Quarterly average of NYMEX WTI crude oil 12-month strip futures price (dollars per barrel).
Non-GAAP Financial Measures
     The body of accounting principles generally accepted in the United States is commonly referred to as “GAAP.” A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measures. In this Quarterly Report on Form 10-Q, we disclose EBITDA, a non-GAAP financial measure. EBITDA is calculated as net income (loss) before interest expense (income), provision for income taxes and depreciation and amortization.
     EBITDA is included in this Quarterly Report on Form 10-Q because our management considers it an important supplemental measure of our performance and believes that it is frequently used by securities analysts, investors and other interested persons in the evaluation of companies in our industry, some of which present EBITDA when reporting their results. We regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using EBITDA. In addition, we utilize EBITDA in evaluating acquisition opportunities. Management also believes that EBITDA is a useful tool for measuring our ability to meet our future debt service, capital expenditures and working capital requirements, and EBITDA is commonly used by us and our investors to measure our ability to service indebtedness.
     EBITDA is not a substitute for the GAAP measures of net income (loss) or cash flow and is not necessarily a measure of our ability to fund our cash needs. In addition, it should be noted that companies calculate EBITDA differently and, therefore, EBITDA as presented for us may not be comparable to EBITDA reported by other companies. EBITDA has material limitations as a performance measure because it excludes interest expense, provision for income taxes and depreciation and amortization.
     EBITDA for the three months ended June 30, 2007 and 2006 was approximately $(11.7) million and $19.5 million, respectively, and EBITDA for the six months ended June 30, 2007 and 2006 was approximately $(1.5) million and $38.9 million, respectively. The following table reconciles EBITDA with our net income (loss) and with our net cash provided by operating activities.
Reconciliation of EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
		(dollars in thousands)
Net income (loss)	$(10,787)	$12,128	$(4,602)	$24,045
Plus: interest expense (income), net*	(353)	(3)	(578)	332
Plus: depreciation and amortization	1,222	724	2,392	1,455
Plus: loss on extinguishment of debt	3,851	—	3,851	—
Plus: provision (benefit) for income taxes	(5,598)	6,632	(2,548)	13,049

EBITDA	$(11,665)	$19,481	$(1,485)	$38,881

Less: interest income (expense), net*	353	3	578	(332)
Less: benefit (provision) for income taxes	5,598	(6,632)	2,548	(13,049)

Plus: gain (loss) on disposal of assets	(4)	155	(28)	155
Plus: allowance for doubtful accounts	1,914	273	1,985	440
Plus: stock compensation expense	2,229	—	2,229	—
Less: decrease (increase) in accounts receivable	9,697	(10,023)	14,134	(21,608)
Less: increase in inventory	(150)	(138)	(207)	(157)

Less: increase in other assets	(2,983)	(1,944)	(5,742)	(1,156)
Plus: (decrease) increase in accounts payable and accrued expenses	(5,570)	(915)	(10,728)	2,158
Plus: (decrease) increase in income taxes payable	(13,130)	4,180	(13,250)	6,147
Plus: increase in other liabilities	—	(114)	—	(57)

Plus: (decrease) increase in deferred income taxes	(3,506)	851	(2,330)	851

Net cash provided by (used in) operating activities	$(17,217)	$5,177	$(12,296)	$12,273

*	Interest expense (income) for the three and six months ended June 30, 2007 and 2006 consists of the following elements:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Interest income	$(304,060)	$(48,067)	$(714,998)	$(84,263)
Interest expense, net of capitalized interest	(48,826)	44,575	136,700	415,924

Interest expense (income), net	$(352,886)	$(3,492)	$(578,298)	$331,661